Ford Elsaesser, ISB #2205
Bruce A. Anderson, ISB #3392
ELSAESSER JARZABEK ANDERSON
MARKS & ELLIOTT, CHTD.
Attorneys at Law
1400 Northwood Center Court
Coeur d'Alene, ID 83814
Tel: (208) 667-2900
Fax: (208) 667-2150

Attorney for Debtor-in-Possession

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF IDAHO

In Re:	Case No. 09-20178-TLM
STERLING MINING COMPANY,	PLAN OF REORGANIZATION
Debtor-in-Possession	

Sterling Mining Company ("Debtor"), the Debtor-in-Possession in the above-captioned Chapter 11 case, proposes the following Plan of Reorganization pursuant to Sub-Chapter II of Chapter 11 of the Bankruptcy Code:

ARTICLE I
DISCLOSURE STATEMENT

1. The Debtor has filed a Disclosure Statement pursuant to 11 U.S.C. § 1125 and Bankruptcy Rule 3016(c). The Disclosure Statement has been approved by the Bankruptcy Court prior to this Plan being submitted to creditors and security holders. The Disclosure Statement provides useful information to aid and assist creditors and security holders in voting on the Plan. YOU ARE URGED TO READ THE

DISCLOSURE STATEMENT WITH CARE IN EVALUATING THE IMPACT OF THE PLAN UPON YOUR CLAIMS OR SECURITY INTERESTS.

ARTICLE II
DEFINITION OF TERMS

2. A term used in this Plan that is not defined below and that is defined in the Bankruptcy Code shall have the meaning ascribed in the Bankruptcy Code. When used in this Plan, the following terms shall have the meanings specified below, unless the context otherwise requires:

2.1 ALLOWED CLAIM: Any claim in the amount and of the priority classification set forth in the proof of such claim that has been filed timely in the Reorganization Case, or in the absence of such proof, as set forth in the Debtor's schedules of liabilities filed in the Reorganization Case, unless: (i) such claim has been listed in such schedules as disputed or unliquidated, in which case such claim shall be allowed only in such amount and such classification as is authorized by Final Order of the Bankruptcy Court; (ii) such claim has been objected to or is objected to after Confirmation, in which case such claim shall be allowed only in such amount and such classification as if authorized by Final Order of the Bankruptcy Court; or, (iii) such claim has been paid in full, withdrawn, or otherwise deemed satisfied in full.

2.2 ALLOWED INTEREST: Any Equity Interest in the amount and of the priority classification set forth in the proof of such Equity Interest that has been filed timely in the Reorganization Case, or in the absence of such proof, as set forth in the Debtor's listings and schedules filed in the Reorganization Case.

2.3 AS SOON AS PRACTICABLE: Unless extended by court order, within thirty days following the occurrence of a triggering event.

2.4 BANKRUPTCY CODE or CODE: The Bankruptcy Code enacted November 6, 1978, as set forth in Title 11 of the United States Code, and incorporating all amendments thereafter.

2.5 BANKRUPTCY COURT or COURT: The United States Bankruptcy Court for the District of Idaho, before which the Reorganization Case is pending, or if that Court ceases to exercise jurisdiction over the Bankruptcy Case, the Court that does exercise jurisdiction.

2.6 BIDDING PROCEDURE: The procedure set forth in this Plan for the sale of all authorized but un-issued common stock of Sterling Mining Company

2.7 CLASS: A class of claims or equity security interests as defined in Article III of this Plan.

2.8 CONFIRMATION: The entry of the Order of Confirmation by the Bankruptcy Court.

2.9 DEBTOR: Sterling Mining Company.

2.10 DISPUTED CLAIM: A filed or scheduled claim of an alleged creditor as to which an objection has been filed by a party in interest, or which is listed as disputed in the bankruptcy petition and schedules.

2.11 EFFECTIVE DATE: Thirty days after Confirmation unless the effect of the Order of Confirmation is stayed under Bankruptcy Rule 8005.

2.12 ESTATE: The Estate created pursuant to § 541 of the Bankruptcy Code.

2.13 FINAL ORDER: An order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

2.14 MINIMUM BID: The bid of Alberta Star, which is the opening bid, in the amount of $11,750,000.00, for the authorized but un-issued common stock of Sterling Mining Company.

2.15 OVERBID: The bid of Minco Silver Corporation in the amount of $12,500,000.00, for the authorized but un-issued common stock of Sterling Mining Company, which exceeds the minimum bid of Alberta Star.

2.16 PETITION DATE: March 3, 2009, the date upon which the Debtor filed the Chapter 11 Petition commencing the Reorganization Case.

2.17 PLAN: This Plan of Reorganization in its present form or as it may be amended or modified from time to time pursuant to order of the Bankruptcy Court.

2.18 PROFESSIONAL PERSONS: Persons retained or to be compensated pursuant to §§ 326, 327, 328, 330 and/or 1103 of the Bankruptcy Code.

2.19 PRO RATA: Proportionally so that the ratio of the amount distributed on account of a particular Allowed Claim to the amount of such Allowed Claim is the same as the ratio of the amount distributed on account of all Allowed Claims in the Class of which such particular Allowed Claim is a member to the total amount of all Allowed Claims in such Class.

2.20 REORGANIZATION CASE: Chapter 11 case pending before the Bankruptcy Court commenced by the Debtor, designated Case No. 09-20178-TLM.

2.21 REORGANIZED DEBTOR: As provided by Section 1141(d) of the Bankruptcy Code, Sterling Mining Company, as re-vested in accordance with the provisions of this Plan of Reorganization following the Effective Date, with assets which were formerly property of the Estate.

2.22 SECURED CLAIM: An Allowed Claim that is a secured claim against the Debtor determined in accordance with §§ 506 and 552 of the Bankruptcy Code.

2.23 UNCLASSIFIED CLAIM: An Allowed Claim described in § 507(a)(1) and § 507(a)(8) of the Bankruptcy Code and any fees payable pursuant to 28 U.S.C. § 1930.

2.24 UNSECURED CLAIM: An Allowed Claim that is not a Secured Claim.

ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3. All claims, as defined in § 101(5) of the Bankruptcy Code, against the Debtor are classified as set forth herein. All claims are impaired. A claim or interest is in a particular Class only to the extent it qualifies within the definition of such Class and is in a different Class to the extent it qualifies within the definition of such different Class.

3.1 <u>Administrative Claims:</u> Claims of Elsaesser Jarzabek Anderson Marks & Elliott, Chtd. for attorneys' fees rendered during the course of the bankruptcy are estimated at $150,000.00. Unpaid fees due the U.S. Trustee shall also be an administrative claim. Minco Silver Corporation's claim for DIP Financing is estimated at $3,150,000.00. SNS Silver Corporation's court determined claim is $195,229.99.

3.1.1 All administrative claims will be paid on or before the effective date of the Plan. It is anticipated that the administrative claim of SNS Silver Corporation shall be paid before the hearing on confirmation, but no later than the effective date of the Plan.

The claim of Minco Silver Corporation in the estimated amount of $3,150,000.00 likewise will be full paid on or before the effective date of the Plan or, if

Minco is the successful bidder, Minco's administrative claim shall be allowed in full as a credit bid towards the purchase of common stock in Sterling Mining Company.

3.2 Unclassified Priority Claim: The amended claim of the Internal Revenue Service in the amount of $100.00 is for unpaid taxes.

3.2.1 The Internal Revenue Service claim in the amount of $100.00 will be paid on or before the effective date of the Plan.

3.3 Class 1 – Monetary Defaults/Pecuniary Losses: Class 1 claims are claims determined by the Court by Order dated August 21, 2009.

3.3.1 Class 1a: The claim of Sunshine Precious Metals, Inc., for unpaid rent in the amount of $80,000.00, or the amount then due.

3.3.2 It is anticipated that the claim of Sunshine Precious Metals for unpaid rent in the amount of $80,000,000.00, or the amount then due, will be paid before the confirmation hearing, but no later than the effective date of the Plan.

3.3.3 Class 1b: The claim of Shoshone County, for unpaid real property taxes, in the amount of $70,000.00.

3.3.4 It is anticipated that the claim of Shoshone County for unpaid real property taxes in the amount of $70,000.00 will be paid before the confirmation hearing, but no later than the effective date of the Plan.

3.3.5 Class 1c: The claim of the U.S. Environmental Protection Agency - Coeur d'Alene Tribe Consent Decree, in the amount of $382,020.95.

3.3.6 The claim of the U.S. Environmental Protection Agency – Coeur d'Alene Tribe in the amount of $382,020.95 for unpaid royalties. Pursuant to the Partial Consent Decree made an order of the Court as of January 22, 2001, at Case Nos. 96-

0122-N-EJL and 91-0342-N-EJL, U.S. District Court, District of Idaho, such unpaid royalties can accrue penalties for periods of noncompliance. Such penalties have been estimated to be as low as $500,000.00, and as high as $3,800,000.00.

Debtor is presently engaging in good faith negotiations with both the Coeur d'Alene Tribe and the U.S. Environmental Protection Agency. Debtor anticipates an amount of penalty will be determined that will be agreeable to Sterling Mining Company, the Coeur d'Alene Tribe and the U.S. Environmental Protection Agency. Once such penalty amount is determined, Debtor will amend its Plan of reorganization to provide for full payment of the unpaid net smelter royalty in the amount of $382,020.95, on or before the hearing on confirmation of the Plan, but no later than the effective date of the Plan, with the agreed penalty paid on or before the hearing on confirmation of the Plan, but no later than the effective date, with the possibility that any unpaid portion of the penalty, by agreement, be deemed an unsecured general claim and share pro rata with any distributions to the Class 8 Unsecured General claims.

If not negotiated to settlement, the Debtor may seek the Court's determination of the exact amount of penalty. The Debtor believes that the methodology for determining the penalty, as well as the issue of the character and whether or not the penalty will accrue post-petition, are subject to disagreement and, if not settled, may require further hearings before the bankruptcy Court to determine the exact amount owed. If such hearings are prolonged, Debtor may seek an extension of the exclusivity period and/or present a modified Plan of Reorganization.

3.3.7 Class 1d: The claim of Avista Corporation, for a utility deposit, in the amount of $140,960.00.

3.3.8 The claim of Avista Corporation for utility deposit in the amount of $140,960.00 shall be paid in full, or at an amount agreed to with Avista Corporation, on or before the confirmation hearing of the Plan of Reorganization, but no later than the effective date of the Plan.

3.3.9 Class 1e: The claim of Avista Corporation for utilities owed in the amount of $177,900.22.

3.3.10 The claim of Avista Corporation for unpaid utilities owed in the amount of $177,900.22 shall be paid on or before the confirmation hearing of the Plan of Reorganization, but no later than the effective date of the Plan.

3.4 Class 2 - Priority Unsecured:

3.4.1. Class 2: Class 2 consists of all unpaid wage claims in the amount of $102,293.60, and capped at a maximum of $10,950.00 per claim.

3.4.2 Class 2 claimants consisting of all unpaid wage claims in the amount of $102,293.60 shall be paid on or before effective date of the plan.

3.5 Class 3 – Secured:

3.5.1. Class 3: consists of the secured claim of the Kootenai County Treasurer in the amount of $108.19, which claim is secured by property of the estate, which property will be vested in the reorganized Debtor in accordance with paragraph 6.1 of the Plan.

3.5.2 The secured claim of Kootenai County in the amount of $108.19 shall be paid in full on or before the effective date of the Plan.

3.6 Class 4 – Secured:

3.6.1 Class 4 consists of the claim of Minco Silver Corporation in the amount of $6,317,531.00, which claim is secured by property of the estate, which property will be vested in the reorganized Debtor in accordance with paragraph 6.1 of the Plan.

3.6.2 The claim of Minco Silver Corporation is in the amount of $5,858,626.83. Simple interest at the rate of 10% through February 1, 2010, is in the amount of $458,904.11, for a total of $6,317,530.94. No default interest or late fees shall accrue or be paid post-petition. Minco's claim shall be paid in full on or before the effective date of the Plan or, if Minco is the successful bidder, Minco's claim shall be allowed in full as a credit bid towards the purchase of common stock in Sterling Mining Company.

3.7 Class 5 – Secured:

3.7.1 Class 5 consists of the claim of Private Capital Group in the amount of $2,093,544.91, which claim is secured by property of the estate, which property will be vested in the reorganized Debtor in accordance with paragraph 6.1 of the Plan.

3.7.2 Private Capital Group has filed a proof of claim listing its claim in the amount of $1,784,944.44 as of the petition date. Private Capital Group's contract with the Debtor provides for interest at the rate of 24%, or default interest at the rate of 36%. In addition, Private Capital Group with the Debtor provides for a late fee of 1.5% every two (2) weeks.

3.7.3 Debtor herein agrees to pay Private Capital Group its proof of claim amount of $1,784,944.44, plus interest up through February 1, 2010, at the rate of 24%, or $308,610.47 for a total of $2,093,554.91, plus reasonable attorney's fees which have not yet been claimed. No default interest or late fees shall accrue or be paid post-petition.

3.8 Class 6 – Secured:

3.8.1 Class 6 consists of the claim of Shoshone County Treasurer in the amount of $9,877.68, which claim is secured by property of the estate, which property will be vested in the reorganized Debtor in accordance with paragraph 6.1 of the Plan.

3.8.2 The secured claim of the Shoshone County Treasurer, in the amount of $9,877.68, shall be paid in full on or before the effective date of the Plan, with interest as claimed.

3.9 Class 7 - Unsecured General Claims:

3.9.1 Class 7 consists of the allowed claims of the Unsecured General Claimant Class.

3.9.2 The total claims in class 7, after the claims objection process, are estimated to be in the amount of $6,000,000.00 to $9,500,000.00. Class 7 claimants shall receive a dividend in the estimated amount of $500,000.00, which will be distributed pro rata to the allowed claimants and the recovery of any litigation. The Debtor reserves the right to revise the treatment of Class 7 Claims for increases in amount, including but not limited to making payments to this class over time.

3.10 <u>Class 8 – Equity Security Holders:</u>

3.10.1 Class 8 claims consist of the interest of equity security holders in common stock, stock warrants, or other claimed equity interests of Sterling Mining Company.

3.10.2 Class 8 equity security holders shall receive nothing through this Plan of Reorganization and all common stock, or other claimed equity interests, shall be cancelled.

ARTICLE IV
CLAIMS AND INTERESTS NOT IMPAIRED BY THE PLAN

4. <u>Classification and Treatment of Claims and Equity Security Interest Holders:</u>

The Plan establishes eight classes of claims. If the Plan is confirmed by the Bankruptcy Court and becomes effective, the class into which a claim falls will determine the manner in which such claim will be treated. The classes of claims established in the Plan are summarized below:

Class 1 – Impaired
Class 2 – Impaired
Class 3 – Impaired
Class 4 – Impaired
Class 5 – Impaired
Class 6 – Impaired
Class 7 – Impaired
Class 8 – Impaired

All claims, as defined in § 101(5) of the Bankruptcy Code, against the Debtor are classified as set forth herein. A claim or interest is in a particular Class only to the extent it qualifies within the definition of such Class and is in a different Class to the extent it qualifies within the definition of such different Class.

ARTICLE V
SALE OF STOCK TO FUND PLAN

5. The Debtor shall sell all of its remaining authorized, but un-issued, common stock in Sterling Mining Company. Such sale shall be made through the bid procedures set forth below. As of the date of the filing of this Plan, the Debtor has a minimum bid for such common stock in the amount of $11,750,000.00, submitted by Alberta Star, and an overbid in the amount of $12,500,000.00, submitted by Minco Silver Corporation. Pursuant to the bid procedures, interested bidders may submit a bid, or the minimum bidder or overbidder may submit additional bids. An auction of the common stock shall be conducted on February 1, 2010.

On the confirmation date, the Court shall confirm the sale of such common stock and confirm the Chapter 11 Plan. From the proceeds of such sale, Debtor shall pay all remaining unpaid cure or default amounts, if any remain, all administrative expenses, all priority claims, and all secured claims, as set forth above. After the payment of the above listed claims, any remaining balance shall be divided pro rata among the unsecured general claimants. It is anticipated that the unsecured general claimants shall not be paid in full. All remaining issued and outstanding common stock, and any other claimed equity interests in the Debtor, shall be cancelled, and such equity security holders shall receive nothing through this Plan.

5.1 Bidding Procedures for Sterling Mining Company Common Stock:

5.1.1 Introduction: The Debtor has entered into an agreement with Alberta Star for the sale of 100% of the issued and outstanding common stock of Sterling Mining Company for $11,750,000.00. This agreement, if Alberta Star is the successful purchaser, will entitle Alberta Star to 100% ownership of Sterling.

Minco Silver Corporation, the largest secured creditor of Sterling, has presented an overbid of $12,500,000.00 for 100% of the authorized but un-issued common stock of Sterling Mining Company. A portion of Minco Silver Corporation's bid, in the amount of approximately $9,400,000.00, will be made in the form of a credit bid for Minco Silver Corporation's secured claim which consists of its pre-petition claim in the amount of $6,317,000.00, and its post-petition Debtor-in-Possession secured financing in the estimated amount of $3,150,000.00.

The bids of Alberta Star and Minco Silver Corporation are subject to higher and better offers submitted in accordance with the process described in these bidding procedures.

5.2 <u>The Assets Sold:</u> 100% of the authorized, but un-issued, common stock of Sterling Mining Company, 40,139,427 shares.

5.3 <u>Purchase Price:</u> The purchase price shall be in U.S. Dollars.

5.4 <u>Key Dates:</u> The key dates for the sale process are as follows:

▪ January 15, 2010, at 5:00 p.m.	Due Dates for Bids and Deposits
▪ February 1, 2010, at 8:00 a.m.	Auction
▪ February 2, 2010, at 9:30 a.m.	Plan Confirmation Hearing and Sale Approval Hearing
▪ February 15, 2010	Sale Closing Date

5.5 <u>Bidding Procedures:</u> Set forth below are the bidding procedures to be employed with respect to the proposed sale of 100% of the common stock of Sterling Mining Company. These bidding procedures are appended to, and are incorporated in, the Debtor's Disclosure Statement and Plan of Reorganization. It is through these procedures that the Debtor, and the Court, will determine the highest, best and/or superior offer for 100% of the common stock of Sterling Mining Company.

5.6 Stalking Horse Bid: On October 30, 2009, Sterling and Alberta Star Development Corp., the Proposed Purchaser, entered into a Binding Term Sheet, wherein Alberta Star, the "stalking horse" bidder committed to purchasing 100% of the authorized, but un-issued, common shares of Sterling Mining Company for $11,750,000.00. Such agreement was documented in an Acquisition Agreement dated November 17, 2009, which contained the following material terms:

- The purchase of 100% of the common stock of Sterling Mining Company for $11,750,000.00.
- A breakup fee in the amount of $250,000.00, should Alberta Star not be the Successful Bidder, and under other conditions.
- That subsequent overbids be in an amount of not less that $250,000.00 plus the break fee, or $500,000.00.
- That the agreement be set forth in a Chapter 11 Plan of Reorganization filed no later than December 15, 2009, with confirmation of the Plan of Reorganization to occur no later than February 28, 2010.

5.7 The Minco Overbid: Minco Silver Corporation, the Debtor's largest secured creditor, has presented an overbid in the amount of $12,500,000.00. Such bid shall be made in the form of a credit bid in an amount estimated at $9,400,000.00 for secured financing due Minco Silver Corporation, with the balance in cash. Minco Silver Corporation's bid is considered a Qualified Bid.

5.8 The Bidding Process: The Debtor and its advisors shall (i) determine, in its sole discretion, whether any bids for the stock of Sterling are Qualified Bids (defined below); (ii) coordinate the efforts of Potential Bidders (defined below) in conducting their due diligence investigations; (iii) receive and evaluate offers from Potential Bidders; and (iv) negotiate in good faith any offers made to purchase the common stock of Sterling Mining Company.

Persons who wish to participate in such bidding process must be Potential Bidders. Neither the Debtor, nor its representatives, shall be obligated to furnish information of any kind whatsoever to any person that is not a Potential Bidder. The Debtor and its professionals shall use good faith efforts to provide all Potential Bidders with substantially similar access and information.

5.9 Participation Requirements: Any person that wishes to conduct due diligence and participate in the sale process, must first deliver to the Debtor:

- An executed confidentiality agreement in form and substance to be provided by the Debtor; and
- Submission of a deposit in the amount of $1,250,000.00 to Debtor. Minco is excluded from such deposit requirement. Such deposit shall be held in escrow, and shall be refunded provided Potential Bidder's bid is exceeded by a superior bid.

Potential Bidder is a person that delivers the agreement and deposit as set forth above, and that the Debtor determines, in its sole discretion, is able to submit a bona fide cash offer for 100% of the purchase of Sterling common stock.

5.10 Credit Bids: All secured creditors of Sterling Mining Company including Private Capital Group ("PCG") and Minco Silver Corporation, shall be entitled to credit bid all allowed amounts due on the respective secured claims toward the final purchase price of the common stock. The ability to credit bid does not constitute a waiver as to PCG of the requirement to submit a deposit in the amount of $1,250,000.00 to Debtor.

5.11 Due Diligence: Due diligence information shall be available directly from the Debtor by contacting:

Robert Higdem
Sterling Mining Company
2201 Government Way, Ste. E.
Coeur d'Alene, Idaho 83814
Phone #: (208) 666-4070

Email: rhigdem@sterlingmining.com

Such information shall be subject to the confidentiality agreement set forth above. If, at any time, the Debtor determines that a Potential Bidder does not satisfy the requirements to qualify as such, then such Potential Bidder's right to conduct due diligence terminates.

5.12 Due Diligence from Bidders: Each Potential Bidder shall comply with all reasonable requests for additional information and due diligence access by the Debtor, or its advisors, regarding such bidder and its contemplated transaction, as well as its financial capacity to complete such transaction. Failure by a Potential Bidder to comply with such request shall be basis for the Debtor to determine that the Potential Bidder is not a Qualified Bidder, in Debtor's sole discretion.

5.13 Bid Deadline: The deadline for a Potential Bidder to submit bids shall be **January 25, 2010, at 5:00 p.m., Pacific Standard Time (8:00 p.m. Eastern Standard Time)**. Any Potential Bidder failing to submit a bid prior to this time shall not be deemed a Qualified Bidder.

Prior to such deadline a Potential Bidder desiring to make a bid shall deliver written copies of its bid to counsel for Debtor at:

Bruce A. Anderson
Elsaesser Jarzabek Anderson Marks & Elliott, Chtd.
1400 Northwood Center Court, Suite C
Coeur d'Alene, Idaho 83814
Phone: (208) 667-2900
Fax: (208) 667-2150
Email: brucea@ejame.com

5.14 Bid Requirements: All bids must include two (2) copies of the following, in writing:

- Minimum Overbid. A proposed purchase price, in cash, which is determined by the Debtor to be equal or greater than the Minco overbid of $12,500,000.00.
- Good Faith Deposit. A good faith deposit in the form of a certified check payable to the Debtor, or other immediately available funds, equal to $1,250,000.00 ("Deposit"). The Deposit shall be held in escrow and will be refunded on the terms set forth below.
- Authorization. Evidence or a statement indicating that the Potential Bidder has obtained authorization and approval from its Board of Directors, or comparable governing body, to make such bid and to accept the terms and conditions of the sale of the common stock of Sterling Mining Company.
- Proof of Financial Ability. Evidence of sufficient cash on hand or written evidence of a commitment for financing, or other evidence of the ability to pay the bid amount, with appropriate contact information so as to enable Debtor to confirm such financing.
- Disclosure. A written disclosure of the identity of each entity that will be bidding for Sterling's common stock.
- Further Information. Such other information as may be reasonably requested by the Debtor, including any information that would allow the Debtor to ascertain the credit worthiness of the Potential Bidder.

In addition, any bid for the Sterling common stock must:

- Be for 100% of the common stock of Sterling;
- Not be conditioned on obtaining financing or the outcome of any due diligence by the Potential Bidder; and
- Request or entitle the Potential Bidder to any breakup fee, topping fee, termination fee, expense reimbursement or similar type of payment.

All bids submitted in conformity with the above shall be considered Qualified Bids. The Debtor reserves the right to determine the value of any Qualified Bid, and which Qualified Bid constitutes the highest and otherwise best offer, in its sole discretion.

5.15 Auction: If a Qualified Bid, other than that submitted by Alberta Star, has been received by the Debtor, the Debtor shall conduct an auction of its common stock on February 1, 2010, at 8:00 a.m. Pacific Standard Time (11:00 a.m. Eastern Standard Time) at the offices of Elsaesser Jarzabek Anderson Marks & Elliott, Chtd., 1400 Northwood Center Court, Suite C, Coeur d'Alene, Idaho 83814. The Debtor shall provide the proposed purchaser, and all Qualified Bidders, with copies of all Qualified Bids no later

than January 25, 2010, at 5:00 p.m. Pacific Standard Time (8:00 p.m. Eastern Standard Time). If no Qualified Bids are received other than the "stalking horse" bid, no auction will take place, and the Debtor will request that the Bankruptcy Court approve the sale to the proposed purchaser at the confirmation hearing. If there are Qualified Bids other than the proposed purchaser, the Debtor shall hold an auction where bidding shall initially begin with the highest Qualified Bid as determined by the Debtor. Any bids after the highest Qualified Bid shall be made in increments of at least $250,000.00. Any bids by the proposed purchaser will only be required to be equal to the then existing highest and best bid, as such bid shall be deemed higher as no breakup fee shall be paid.

Unless otherwise agreed to by the Debtor, no Qualified Bidder will be permitted more than one-half hour to respond to the previous highest and best bid at the auction. At the expiration of such time for all Qualified Bidders, the bidding shall conclude. Upon conclusion of the bidding the auction shall be closed, and the Debtor shall announce and advise all Qualified Bidders of the winning bid. The Qualified Bidder whose final bid is deemed by the Debtor to be the highest or best bid, following the conclusion of the auction, will be the "Successful Bidder". The next highest and best bid will be the "Backup Bid". Final documents between the Debtor and the Successful Bidder and the Backup Bidder will be executed on the same day of the auction. **Each bid submitted shall constitute an irrevocable offer and be binding on the Successful Bidder and the Backup Bidder.**

5.16 Confirmation Hearing: The Debtor intends to sell the common stock of Sterling Mining Company to the highest and best bidder ("Successful Bidder") through confirmation of Sterling Mining Company's Chapter 11 Plan of Reorganization. The

confirmation hearing shall be conducted by the U.S. Bankruptcy Court on February 2, 2010, at 9:30 a.m., Pacific Standard Time, at 6450 N. Mineral Drive, Coeur d'Alene, ID 83815, at which time the Debtor will seek Bankruptcy Court approval of the sale of the common stock and confirmation of the Chapter 11 Plan of Reorganization. There will be no further bidding at such hearing. In the event that the Successful Bidder cannot, or refuses, to consummate the sale because of the breach or failure on the part of said Successful Bidder, the Debtor shall be permitted to close with the Backup Bidder without further order of the Court.

5.17 Terms of Sale: **THE SALE OF THE COMMON STOCK OF STERLING MINING COMPANY SHALL BE ON AN AS IS, WHERE IS, BASIS AND WITHOUT ANY REPRESENTATIONS, COVENANTS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION BY THE DEBTOR OR ITS AGENTS, AND BY SUBMITTING A BID, EACH QUALIFIED BIDDER IS DEEMED TO HAVE ACKNOWLEDGED AND AGREED TO THE FOREGOING. TERMS SHALL BE CASH PAID AT CLOSING. ALL CASH SHALL BE IN U.S. DOLLARS.**

5.18 Return of Deposits: Each deposit submitted pursuant to the bidding procedures will be held in escrow until the selection of the Successful Bidder and the Backup Bidder, as to all other Qualified Bidders, or as to the Backup Bidder, forty-eight (48) hours after the Backup Bid is terminated in accordance with the provisions above, at which time such escrowed deposits shall be returned.

If the Successful Bidder or the Backup Bidder fail to consummate an approved sale because of a breach or failure to perform on the part of said

Successful Bidder or Backup Bidder, the Debtor shall be entitled to retain the deposit as its damages resulting from the breach or failure. The Debtor may, at its sole option, credit the deposit of the Successful Bidder or the Backup Bidder towards the purchase price on the closing of the sale of the common stock.

ARTICLE VI
MEANS FOR EXECUTION OF THE PLAN

6. The Debtor, the Estate, and the Reorganized Debtor shall each perform or shall have performed all the acts required of them above, (unless the Debtor, the Estate, and the Reorganized Debtor shall agree to perform such acts at an earlier time) on the Effective Date of the Plan.

6.1 All assets of the Estate shall be vested in the Reorganized Debtor in accordance with 11 U.S.C. § 1141. The Reorganized Debtor shall be free to manage its affairs with no further court intervention.

6.2 The Reorganized Debtor shall continue to operate in the ordinary course of business following confirmation of this Plan.

6.3 Notwithstanding any provision to the contrary in this Plan, all rights, claims, and causes of action, whether equitable or legal, of the Debtor or the Estate, against all persons arising under any provision of the Bankruptcy Code, under state or federal law for the recovery of avoidable fraudulent conveyances or other transfers or under any other State or Federal law, shall be vested in the Debtor-in-Possession and the Reorganized Debtor. During the pendency of the Reorganization Case, prior to or following Confirmation, the Debtor-in-Possession may commence adversary proceedings against persons or entities to realize upon any such causes of action. Any settlements

shall be subject to review by the Bankruptcy Court, after appropriate notice and hearing in accordance with the Bankruptcy Rules.

6.4 Any objection to a claim by a party in interest in the Reorganization Case must be filed on or before one hundred twenty (120) days following the Effective Date unless said time period is extended by the Bankruptcy Court for cause shown; provided, however, that the foregoing limitation does not apply to any claims filed subsequent to Confirmation.

6.5 Pursuant to § 347(b) of the Bankruptcy Code, 90 days after any distribution by the Debtor or the Reorganized Debtor provided for herein, the Debtor or the Reorganized Debtor shall stop payment on any check remaining unpaid and any funds shall be returned to the Debtor. From and after the date the Debtor stops payment on any distribution check pursuant to this paragraph 6.5, the holder of the claim on account of which such check was issued shall be entitled to receive no further distributions on account of his claim and such holder's Allowed Claim shall thereupon be deemed satisfied in full.

6.6 The deadline for submission of all claims entitled to priority pursuant to § 507 of the Bankruptcy Code incurred prior to Confirmation, with the exception of fees and costs of Professional Persons, shall be 30 days following Confirmation. Failure to file a claim by this date shall conclusively bar the claimant from asserting his claim, which claim shall be forever discharged.

6.7 Any negotiable instrument held by the holder of an impaired Allowed Claim shall be deemed exchanged, canceled, or satisfied, as the case may be on the Effective Date.

6.8 The Debtor and the Reorganized Debtor shall timely make all payments required under this Plan.

ARTICLE VII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7. All executory contracts and unexpired leases of the Debtor not heretofore assumed or rejected, shall be rejected by the Reorganized Debtor on the Effective Date.

ARTICLE VIII
SATISFACTION OF INDEBTEDNESS AND DISCHARGE OF CLAIMS

8. The distribution made to the various Classes of creditors as provided for in this Plan shall be in full and complete satisfaction of their Allowed Claims. Except as otherwise provided in the Plan or the Order of Confirmation, Confirmation shall operate as a discharge of any and all debts and claims as defined in § 101(4) of the Bankruptcy Code against the Debtor or the Estate that arose at any time prior to Confirmation. The discharge of the Debtor and the discharge of claims against the Debtor, shall be effective as to each claim, regardless of whether or not (a) the claim was scheduled, (b) a proof of claim was filed, (c) the claim is an Allowed Claim, or (d) the holder thereof voted to accept the Plan.

ARTICLE IX
MODIFICATIONS OF THE PLAN

9. Pursuant to the provisions of § 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to modify or alter the provisions of the Plan at any time prior or subsequent to Confirmation.

ARTICLE X
RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

10. Notwithstanding Confirmation, until entry of a final decree, the Bankruptcy Court shall retain jurisdiction to ensure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Court shall retain jurisdiction for the following purposes:

10.1 Fixing and allowing any claim as a cost and expense of the administration of the Reorganization Case;

10.2 Reexamining any claim that has been allowed;

10.3 Hearing and determining any objection to a claim or interest. The failure of the Debtor to object to, or to examine any claim or equity security interest for the purpose of voting, shall not be deemed to be a waiver of the Debtor's right to object to, or re-examine any claim or equity security interest in whole or in part;

10.4 Hearing and determining any action brought by the Debtor or the Estate seeking to avoid any transfer of an interest of the Debtor in property, or any obligation incurred by Debtor, that is avoidable pursuant to applicable law;

10.5 Hearing and determining all causes of action, controversies, disputes, or conflicts between or among the Debtor and any other party, including those that were pending prior to Confirmation;

10.6 Hearing and determining all questions and disputes regarding title to the property of the Debtor or the Estate;

10.7 Correcting any defect, curing any omission, or reconciling any inconsistency in the Plan or the Order of Confirmation as may be necessary to carry out the purpose and intent of the Plan;

10.8 Hearing and determining any action brought by the Debtor to protect the Debtor and the Estate from actions of creditors, equity security holders, or other parties in interest;

10.9 Issuing any order necessary to implement the Plan or Order of Confirmation, including, without limitation, such declaratory and injunctive orders as are appropriate to protect the Debtor, and the Estate, from actions of creditors, equity security holders, or other parties in interest;

10.10 Hearing and determining any dispute relating to the terms or implementation of the Plan or Order of Confirmation, or to the rights or obligations of any parties in interest with respect thereto;

10.11 The modification of the Plan after Confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code in accordance with Article X above; and

10.12 Entering orders concluding and terminating the Reorganization Case.

DATED this 2 day of December, 2009.

STERLING MINING COMPANY

Roger Van Voorhees, President

Roger Van Voorhees, President

ELSAESSER JARZABEK ANDERSON
MARKS & ELLIOTT, CHTD.

Bruce A. Anderson,
Attorney for Debtor-in-Possession